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                                                                     Exhibit 4.4



                        2000 PEAK INTERNATIONAL LIMITED
                         EMPLOYEE STOCK PURCHASE PLAN

1.   Purpose of the Plan

          The purpose of the Plan is to give eligible employees of the Company and its Subsidiaries the ability to share in Peak's future success. The Company expects that it will benefit from the added interest which such employees will have in the welfare of the Company as a result of their increased equity interest in the Company's success.

2.   Definitions

          The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a)    Act:     The Securities Exchange Act of 1934, as amended, or
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                 any successor thereto.

          (b)    Beneficial Owner: As such term is defined in Rule 13d-3 under
                 ----------------
                 the Act (or any successor rule thereto).

          (c)    Board: The Board of Directors of the Company.
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          (d)    Change in Control: The occurrence of any of the following
                 -----------------
                 events:

                 (i) any Person (other than the Permitted Holders, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then-outstanding securities;

                 (ii) the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                 (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (e)    Code: The Internal Revenue Code of 1986, as amended, or any
                 ----
                 successor thereto.

          (f)    Committee: The Compensation Committee of the Board.
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          (g)    Company: Peak International Limited, a Bermuda company.
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          (h)    Compensation: All remuneration received by a Participant
                 ------------
from the Company or from a Participating Subsidiary during a calendar year that is considered, in the U.S., as wages reportable under Section
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6051(a)(3) of the Code or, outside the U.S., wages in such jurisdiction;
provided, however, that for purposes of determining a Participant's Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall not be taken into account.

          (i)  Disability: Inability to engage in any substantial gainful
               ----------
activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

          (j)  Disqualifying Disposition: As such term is defined in Section
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10(f) of the Plan.

          (k)  Effective Date: The date on which the Plan takes effect, as
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defined pursuant to Section 22 of the Plan.

          (l)  Fair Market Value: On a given date, the average of the high and
               -----------------
low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

          (m)  Maximum Share Amount: Subject to Section 423 of the Code and
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Section 10(a) of the Plan, the maximum number of Shares that a Participant may purchase on any given Purchase Date, as determined by the Committee in its sole discretion.

          (n)  Offering Date: The first date of an Offering Period.
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          (o)  Offering Period: An offering period described in Section 5 of
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the Plan.

          (p)  Option: A stock option granted pursuant to Section 8 of the Plan.
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          (q)  Participant: An individual who is eligible to participate in the
               -----------
Plan pursuant to Section 6 of the Plan.

          (r)  Participating Subsidiary: A Subsidiary of the Company that is
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selected to participate in the Plan by the Committee in its sole discretion.

          (s)  Payroll Deduction Account: An account to which payroll deductions
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of Participants are credited under Section 10(c) of the Plan.

          (t)  Permitted Holders:  Luckygold 18A Limited, a British Virgin
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Islands company, and its affiliates.

          (u)  Person: As such term is used for purposes of Section 13(d) or 14
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(d) of the Act (or any successor section thereto).

          (v)  Plan: The 2000 Peak International Limited Employee Stock Purchase
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Plan.
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          (w)  Plan Broker: A stock brokerage or other financial services firm
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designated by the Committee in its sole discretion.

          (x)  Purchase Date: The last date of an Offering Period.
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          (y)  Purchase Price: The purchase price per Share, as determined
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pursuant to Section 9 of the Plan.

          (z)  Retirement: Termination of employment with the Company or a
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Subsidiary after such Participant has attained age 55 and five years of service with the Company; or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, termination of employment under other circumstances.

          (aa) Shares: Shares of common stock of the Company.
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          (bb) Subsidiary: A subsidiary corporation, as defined in Section
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424(f) of the Code or any successor section thereto.

3.   Shares Subject to the Plan

          The total number of Shares which may be issued under the Plan is 200,000. The Shares may consist, in whole or in part, of unissued Shares, treasury Shares or Shares purchased on the open market. The issuance of Shares pursuant to the Plan shall reduce the total number of Shares available under the Plan.

4.   Administration of the Plan

          The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Subject to applicable law, the Committee may delegate its duties and powers under the Plan to such individuals as it designates in it sole discretion.

5.   Offering Periods

          Offering Periods shall be of three month's duration and shall commence on a quarterly basis. Subject to Section 22 of the Plan, the first Offering Period shall commence on January 1, 2001 and end on March 31, 2001, and the final Offering Period under the Plan shall commence on September 1, 2010 and end on December 31, 2010. Notwithstanding the foregoing, the Committee may change the duration of any Offering Period in its sole discretion.

6.   Eligibility

          Any individual who is an employee of the Company or of a Participating Subsidiary or of its parent is eligible to participate in the Plan, except for the following employees:

          (a) employees whose customary employment is twenty (20) hours or less per week within the meaning of Section 423(b)(4)(B) of the Code;

          (b) employees whose customary employment is for not more than five (5) months in any calendar year within the meaning of Section 423(b)(4)(C) of the Code;
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          (c) employees who, if granted an option would immediately thereafter own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or Subsidiary corporation within the meaning of Section 423(b)(3) of the Code. For purposes of this Section 6(c) of the Plan, the rules of Section 424(d) of the Code shall apply in determining stock ownership of an individual, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee; and

          (d) employees who have been employed less than three months.

7.   Participation in the Plan

          The Committee shall set forth procedures pursuant to which Participants may elect to participate in a given Offering Period under the Plan. Once a Participant elects to participate in an Offering Period, such employee shall automatically participate in all subsequent Offering Periods, unless the employee (a) makes a new election or (b) withdraws from an Offering Period or from the Plan pursuant to Section 11 of the Plan.

8.   Grant of Option on Enrollment

          Each Participant who elects to participate in a given Offering Period shall be granted (as of the Offering Date) an Option to purchase (as of the Purchase Date) a number of Shares equal to the lesser of (i) the Maximum Share Amount or (ii) the number determined by dividing the amount accumulated in such employee's payroll deduction account during such Offering Period by the Purchase Price.

9.   Purchase Price

          The Purchase Price at which a Share will be sold for a given Offering Period, as of the Purchase Date, shall be eighty-five percent (85%) of the lesser of:

          (a) the Fair Market Value of a Share on the Offering Date; or

          (b) the Fair Market Value of a Share on the Purchase Date.

10.  Payment of Purchase Price; Changes in Payroll Deductions; Issuance of
     Shares

          Subject to Sections 11 and 12 of the Plan:

          (a) Payroll deductions shall be made on each day that Participants are paid during an Offering Period with respect to all Participants who elect to participate in such Offering Period. The deductions shall be made as a percentage of the Participant's Compensation in one percent (1%) increments, from one percent (1%) to twenty percent (20%) of such Participant's Compensation, as elected by the Participant; provided, however, that no Participant shall be permitted to purchase Shares under this Plan (or under any other "employee stock purchase plan" within the meaning of Section 423(b) of the Code, of the Company or its parent or any of its Subsidiaries) with an aggregate Fair Market Value (as determined as of each Offering Date) in excess of $25,000.00 for any one calendar year within the meaning of Section 423(b)(8) of the Code. For a given Offering Period, payroll deductions shall commence on the Offering Date and shall end on the related Purchase Date, unless sooner altered or terminated as provided in the Plan.

          (b) A Participant shall not change the rate of payroll deductions once an Offering Period has commenced. The Committee shall specify procedures by which a Participant may increase or decrease the rate of payroll deductions for subsequent Offering Periods.

          (c) All payroll deductions made with respect to a Participant shall be credited to his or her Payroll Deduction Account under the Plan and shall be deposited with the general funds of the Company, and no interest shall accrue on the amounts credited to such Payroll Deduction Accounts. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be
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obligated to segregate such payroll deductions. A Participant may not make any separate cash payment into his or her Payroll Deduction Account, and payment for Shares purchased under the Plan may not be made in any form other than by payroll deduction.

          (d) On each Purchase Date, the Company shall exercise all Options granted hereunder by applying all funds then in the Participant's Payroll Deduction Account to purchase Shares (in whole and/or fractional Shares, as the case may be) pursuant to the Option granted on the Offering Date. In the event that the number of Shares to be purchased by all Participants in one Offering Period exceeds the number of Shares then available for issuance under the Plan,
(i) the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable and (ii) all funds not used to purchase Shares on the Purchase Date shall be returned, without interest, to the Participant.

          (e) As soon as practicable following the end of each Offering Period, the number of Shares purchased by each Participant shall be deposited into an account established in the Participant's name with the Plan Broker. Unless otherwise permitted by the Committee in its sole discretion, dividends that are declared on the Shares held in such account shall be reinvested in whole or fractional Shares.

          (f) Once the holding period set forth in Section 423(a) of the Code has been satisfied with respect to a Participant's Shares, the Participant may
(i) transfer his or her Shares to another brokerage account of Participant's choosing or (ii) request in writing that a stock certificate be issued to him or her with respect to the whole Shares in his or her Plan Broker account and that any fractional Shares remaining in such account be paid in cash to him or her. The Committee may require, in its sole discretion, that the Participant bear the cost of transferring such Shares or issuing certificates for such Shares. Any Participant who engages in a "Disqualifying Disposition" of his or her Shares within the meaning of Section 421(b) of the Code shall notify the Company of such Disqualifying Disposition in accordance with Section 20 of the Plan.

          (g) The Participant shall have no interest or voting right in the Shares covered by his or her Option until the Participant"s Shares shall have been deposited in the Participant"s account with the Plan Broker.

11.  Withdrawal

          Each Participant may withdraw from an Offering Period or from the Plan under such terms and conditions as are established by the Committee in its sole discretion. Upon a Participant's withdrawal from an Offering Period or from the Plan, all accumulated payroll deductions in the Payroll Deduction Account shall be returned, without interest, to such Participant, and he or she shall not be entitled to any Shares on the Purchase Date or thereafter with respect to the Offering Period in effect at the time of such withdrawal. Such Participant shall be permitted to participate in subsequent Offering Periods pursuant to such terms and conditions established by the Committee in its sole discretion.

12.  Termination of Employment

          A Participant shall cease to participate in the Plan upon his or her termination of employment for any reason (including, but not limited to, Retirement, death or Disability). In such event, all payroll deductions credited to the Participant's Payroll Deduction Account shall be returned, without interest, to such Participant or to his or her designated beneficiary, as the case may be, and such Participant or beneficiary shall have no future rights in any unexercised Options under the Plan.

13.  Adjustments Upon Certain Events

          Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:

          (a) Generally. In the event of any change in the outstanding Shares by
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reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends,
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the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to
(i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, (ii) the Purchase Price and/or (iii) any other affected terms of such Options.

          (b) Change in Control. In the event of a Change in Control, the
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Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Option as of the date of the consummation of the Change in Control.

14.  Nontransferability

          No Options granted under the Plan shall be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution, and Options shall only be exercisable, during the Participant"s lifetime, by the Participant.

15.  No Right to Employment

          The granting of an Option under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

16.  Section 423 of the Code

          The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code or any successor section thereto. Accordingly, all Participants shall have the same rights and privileges under the Plan, subject to any exceptions that are permitted under Section 423(b)(5) of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code or any successor provision shall, without further act or amendment, be reformed to comply with the requirements of Section 423. This Section 16 shall take precedence over all other provisions in the Plan.

17.  Amendment or Termination of the Plan

          The Plan shall continue until the earliest to occur of the following:
(a) termination of the Plan by the Board, (b) issuance of all of the Shares reserved for issuance under the Plan, (c) December 31, 2010, or (d) failure to satisfy the conditions of Section 22 of the Plan. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 13 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or (b) without the consent of a Participant, would impair any of the rights or obligations under any Option theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws.

18.  Tax Withholding

          The Participant's employer shall have the right to withhold from such Participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the Participant to pay such withholding taxes. Unless the Committee specifies otherwise, a Participant may elect to pay a portion or all of such withholding taxes by (a) delivery of Shares or (b) having Shares withheld by the Company from the Shares otherwise to be received. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to the amount of such withholding taxes.

19.  International Participants

          With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.
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20.  Notices

          All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

                          Peak International Limited
                          Stock Administration
                          PO Box 1767
                          44091 Nobel Drive
                          Fremont, CA 94538

                                  Or

                          Peak International Limited
                          Stock Administration
                          Peak International, Limited
                          Units 3, 4, 5 and 7, 37th Floor, Cable TV Tower, 9 Hoi Shing Road, Tsuen Wan N.T., Hong Kong

21.  Choice of Law

          The Plan shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California, without regard to conflicts of laws principles thereof.

22.  Effectiveness of the Plan

          The Plan shall become effective on the date on which it is adopted by the Board (the "Effective Date"); provided, however, that the Plan must be
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approved within twelve (12) months before or after the Effective Date by the stockholders of the Company. The Company may commence payroll deductions on behalf of Participants pursuant to the Plan prior to such stockholder approval; provided, however, that the use of such payroll deductions to purchase Shares
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pursuant to the exercise of Options hereunder is contingent upon stockholder approval of the Plan. If stockholder approval of the Plan is not obtained prior to the first Purchase Date, the Plan shall terminate and all amounts withheld through payroll deduction or held in a Participant's Payroll Deduction Account shall be returned to such Participant, without interest.